UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K



                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 23, 2002



                                   ENER1, INC.
                                   -----------
             (Exact name of registrant as specified in its charter)


        Florida                       0-21138                 59-2479377
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission File          (IRS Employer
      or incorporation)                Number)           Identification No.)


                1601 Clint Moore Road, Boca Raton, Florida 33487
                ------------------------------------------------
                    (Address of principal executive offices)


                                 (561) 997-6227
                                 --------------
              (Registrant's telephone number, including area code)


                                 Inprimis, Inc.
                                 --------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

         On October 23, 2002, Inprimis, Inc.'s (the "Company") Articles of Incorporation were amended to change its name to Ener1, Inc. The new trading symbol for the Company's common stock is "ENEI". In addition, the Company's Articles of Incorporation were further amended to increase its authorized common stock to 500,000,000 shares. The action was approved by a consent of the Company's Board of Directors and by a consent of the Company's majority shareholders.

         As a result of such amendment 4,010,000 shares of the Company's Class A Preferred Stock were converted, according to their terms, into an aggregate of 200,500,000 shares of common stock. Based upon conversion of the preferred stock, the Company currently has outstanding 309,447,020 shares of common stock.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits Item

         3.1    Articles of Amendment to the Articles of Incorporation









































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
                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ENER1, INC.


Dated: October 28, 2002                By:/s/ Larry L. Light
                                          --------------------------------------
                                          Larry L. Light
                                          President and Chief Executive Officer
                                          (Principal Executive Officer)

















































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